Exhibit 23.01

CONSUMER CAP CORPORATION

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-82125 and 333-17533) of Portola Packaging, Inc., of our report dated March 2, 2001, relating to the financial statements of Consumer Cap Corporation, which appears in this Form 8-K/A of Portola Packaging, Inc., dated March 30, 2001.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania

March 30, 2001

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